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                                                                    EXHIBIT 10.2


                             FIRST AMENDMENT TO THE
                    INTERFACE, INC. NONQUALIFIED SAVINGS PLAN

      THIS FIRST AMENDMENT to the Interface, Inc. Nonqualified Savings Plan (the "Plan") is made on this 20th day of December, 2002, by the Administrative Committee.

                                   WITNESSETH:

      WHEREAS, Interface, Inc. maintains the Plan for the benefit of certain of its key management and highly compensated employees; and

      WHEREAS, Section 8.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

      WHEREAS, the Administrative Committee desires to amend the Plan to provide different deferral limits for base pay (including commissions) and bonuses;

      NOW, THEREFORE, the Plan is hereby amended, as follows:

      1. Effective January 1, 2003, a new Section 1.2A is added to the Plan to read as follows:

            1.2A BASE PAY shall mean Compensation minus Bonuses and Commissions.

      2. Effective January 1, 2003, a new Section 1.4A is added to the Plan to read as follows:

            1.4A BONUSES shall mean such portion of a Participant's Compensation designated as Bonuses by the Administrative Committee.

      3. Effective January 1, 2003, a new Section 1.7A is added to the Plan to read as follows:

            1.7 A COMMISSIONS shall mean such portion of a Participant's Compensation designated as commissions by the Administrative Committee.

      4. Effective January 1, 2003, Section 1.12 of the Plan is hereby deleted in its entirety and a new Section 1.12 is added to read as follows:

            1.12 DEFERRAL ELECTION shall mean a written election form (or election in any other format permitted by the Administrative Committee) on which a Participant may elect to defer under the Plan a portion of his Base Pay and Commissions and/or Bonuses.
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      5. Effective January 1, 2003, Section 3.2 of the Plan is deleted in its entirety and a new Section 3.2 is added to read as follows:

            3.2 DEFERRAL CONTRIBUTIONS.

                  Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Administrative Committee (or its designee) Deferral Elections setting forth the terms of his election. Subject to the terms and conditions set forth below, Deferral Elections may provide for the reduction of an Eligible Employee's (i) Base Pay and Commissions payable each payroll period and/or (ii) Bonuses payable during the Plan Year for which the Deferral Elections are in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

                  (a)   EFFECTIVE DATE.

                        (i) INITIAL DEFERRAL ELECTIONS. A Participant's initial
            Deferral Elections with respect to his Base Pay and Commissions and/or Bonuses for any Plan Year shall be effective for the first payroll period beginning on or after the date the Deferral Elections become effective. To be effective, a Participant's initial Deferral Elections must be made within the time period prescribed by the Administrative Committee (generally, before the first day of the Plan Year for which Deferral Contributions will be made, or, if later, before the date on which his participation becomes effective pursuant to Plan Section 2.1(b)). If an Eligible Employee fails to submit Deferral Elections in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year.

                        (ii) SUBSEQUENT DEFERRAL ELECTIONS. A Participant's
            subsequent Deferral Elections with respect to his Base Pay and Commissions and/or Bonuses for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Base Pay and Commissions and/or Bonuses to be deferred are paid.

                  (b) TERM. Each Participant's Deferral Elections shall remain in effect for all such Base Pay and Commissions and/or Bonuses payable during a Plan Year and subsequent Plan Years until the earliest of (i) the date the Participant ceases to be an active Participant for such Plan Year, (ii) the date the Participant makes subsequent Deferral Elections applicable for a subsequent Plan Year, or (iii) the date the Participant revokes such Deferral Elections. If a Participant does not make Subsequent Deferral Elections for the 2003 Plan Year, his Deferral Elections with respect to his Compensation for the 2002 Plan Year
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      will apply to his Deferral Elections for the 2003 Plan Year with respect to his Base Pay, Commissions and Bonuses. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Elections with the first Participating Company will remain in effect and will apply to his Base Pay and Commissions and/or Bonuses from the second Participating Company until the earliest of those events set forth in the preceding sentence.

                  (c) AMOUNT. A Participant may elect to defer (1) his Base Pay and Commissions payable each payroll period in 1 percent increments, up to a maximum of 20%, and (2) his Bonuses payable in 1 percent increments, up to a maximum of 40%. The deferral percentage(s) elected by the Participant will be applied after subtracting the maximum percentage of before-tax contributions permitted under the Savings and Investment Plan (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time). Because Code Section 401(a)(17) limits the amount of compensation that may be taken into account in determining the amount of a participant's before-tax contributions to the Savings and Investment Plan, the percentage of Base Pay and Commissions and/or Bonuses that a Participant elects to defer under the Plan for a Plan Year will not be reduced by the maximum percentage of before-tax contributions permitted under those plans once the Participant's compensation exceeds the Code Section 401(a)(17) limit for the Plan Year.

                  (d) REVOCATION. A Participant may revoke his Deferral Elections by delivering a written notice of revocation to the Administrative Committee, and such revocation shall be effective as soon as practicable after the date on which it is received by the Administrative Committee. (See also Section 2.3(a)). A Participant who revokes his Deferral Elections may enter into new Deferral Elections with respect to his Base Pay and Commissions and/or Bonuses for any subsequent Plan Year by making such Deferral Elections on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Base Pay and Commissions and/or Bonuses to be deferred are paid.

                  (e) CREDITING OF DEFERRED BASE PAY AND COMMISSIONS AND/OR BONUSES. For each Plan Year that a Participant has Deferral Elections in effect, the Administrative Committee shall credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Elections.

      6. Except as specified herein, the Plan shall remain in full force and effect.
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      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this First Amendment on the date first written above.

                                          INTERFACE, INC.

                                          By: /s/ William G. Reynolds
                                              ---------------------------------

                                              Title: Secretary,
                                                     Administrative Committee